EXHIBIT 16.1

April 21, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Bronco Energy Fund, Inc.
         Commission File No. 000-29541

         We have read the statements that we understand Bronco Energy Fund, Inc. will include in Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

         We have no basis to agree or disagree with any other  statement made in
Item 4 of such report.

         Sincerely,




         /S/ ROBISON, HILL & CO.
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             Certified Public Accountants